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              [Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                       June 16, 1999



Richmont Marketing Specialists Inc.
17855 North Dallas Parkway
Suite 200
Dallas, Texas 75287

                 Re:      Exchange Offer Offering
                          $100,000,000 Principal Amount of
                          10 1/8% Senior Notes due 2007
                          Richmont Marketing Specialists Inc.
                          Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Richmont Marketing Specialists Inc., a Delaware corporation (the "Company"), in connection with the public offering of $100,000,000 aggregate principal amount of the Company's
10 1/8% Series B Senior Subordinated Notes Due 2007 (the "Exchange Notes"), which are to be guaranteed pursuant to guarantees (the "Guarantees" and, together with the Exchange Notes, the "Securities") by Marketing Specialists Sales Company, a Texas corporation, Bromar, Inc., a California corporation, Brokerage Services, Inc., a California corporation, Atlas Marketing Company, Inc., a North Carolina corporation, Century Food Brokers of Hickory, Inc., a North Carolina corporation, East Coast Food Brokerage, Inc., a North Carolina corporation, Ultimate Food Sales, Inc., a North Carolina corporation, Cumberland Food Brokers, Inc., a North Carolina corporation, and Meatmaster Brokerage, Inc., a Virginia corporation (collectively, the "Guarantors"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/8% Series A Senior Subordinated Notes Due 2007 of the Company (the "Original Notes"), and are to be governed by an Indenture dated as of December 19, 1997 (the "Indenture"), by and between the Company, the Guarantors and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as Trustee (the "Trustee").


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Richmont Marketing Specialists Inc.
June 16, 1999
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                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-74261) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on March 11, 1999 under the Act, Amendment No. 1 thereto, filed with the Commission on April 20, 1999, and Amendment No. 2 thereto, filed with the Commission on June 16, 1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Exchange and Registration Rights Agreement dated December 19, 1997 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and Chase Securities Inc.; (iii) an executed copy of the Indenture; (iv) the Certificate of Incorporation of the Company, as amended to date; (v) the By-Laws of the Company, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company, dated December 1, 1997, relating to, among other things, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Exchange Offer and related matters; (vii) the form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the Exchange Notes included as an exhibit to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be

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Richmont Marketing Specialists Inc.
June 16, 1999
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executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as expressly stated herein, the validity and binding effect thereof on such parties. We have also assumed that the Guarantors have been duly organized and are validly existing under the laws of their respective jurisdictions of incorporation and that they have complied in all material respects with the laws of such jurisdictions in connection with the transactions contemplated by the Original Notes, the Indenture and the Registration Rights Agreement. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Guarantors and others.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.

                  Based upon and subject to the foregoing and limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange thereof in accordance with the terms of the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and each of the Guarantees will constitute a valid and binding obligation of the issuing Guarantor, entitled to the benefits of the Indenture,


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Richmont Marketing Specialists Inc.
June 16, 1999
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enforceable against each, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the foregoing, we have assumed that the execution and delivery by the Company and each of the Guarantors of the Securities and the Indenture and the performance by the Company and each of the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Guarantors, or any of their respective properties is subject (except that we do not make the assumptions set forth in this clause (i) with respect to the Certificate of Incorporation or By-Laws of the Company), (ii) any law, rule or regulation to which the Company or any of the Guarantors is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Delaware corporate law and those laws, rules and regulations (other than securities and antifraud laws) of the State of New York that, in our experience, are normally applicable to transactions of the type provided for by the Indenture and the Securities (it being understood that we have made no special investigation with respect to any other laws, rules or regulations)),
(iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP